UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 14, 2006
Date of Report (Date of earliest event reported)

Cyanotech Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI	96740
(Address of principal executive offices)	(Zip Code)

(808) 326-1353
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Section 3 – Securities and Trading Markets

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported the Company appeared before a Nasdaq Listings Qualifications Panel Hearing on October 16, 2006 to argue its appeal from Nasdaq Staff Determination Letter for delisting the Company’s common stock on the Nasdaq Capital Market. The Company continues to await the decision of the Panel. Of the two deficiencies for listing which were the subject of such Hearing, the Company by a one-for-four common stock split is now in compliance with the minimum bid price listing requirement. See also Item 3.03 and Item 8.01 hereof.

The news release attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Securities Holders

The one share for four shares reverse split of the Company’s common stock previously reported became effective under Nevada law on November 3, 2006. As a result the Company’s common stock $0.02 par value per share is now trading under the symbol “CYAND” until December 5, 2006 and will then revert to symbol “CYAN.”

The news release attached hereto as Exhibit 99.1 is incorporated herein by reference.

Section 8 – Other Events

Item 8.01  Other Events.

Cyanotech Corporation issued a news release on November 14, 2006 announcing among other events that it would continue to delay the filing of its first quarter fiscal year 2007 Form 10-Q and consequently will have to delay filing its Form 10-Q for the second quarter of fiscal year 2007. Both 10-Qs are delayed because the Company’s independent registered public accounting firm has not yet rendered any decision with respect to a previously announced accounting issue involving the Company’s historic inventory accounting method. The Company now hopes to file both reports by November 30, 2006, but this is subject to the requirements of the independent registered public accounting firm.

The news release attached hereto as Exhibit 99.1 is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit Number

99.1	News release excerpt, dated November 14, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH

CORPORATION (Registrant)

November 14, 2006	By:	/s/ William R. Maris

William R. Maris
Chief Financial Officer and VP Finance & Administration